Exhibit 10.2

4510 E. Thousand Oaks Blvd

Westlake Village, CA 91362

June 5, 2012

K-V Pharmaceutical Company

2280 Schuetz Road

St. Louis, Missouri 63146

Re:	Engagement of Financial West Group

as Placement Agent for K-V Pharmaceutical Company

Ladies/Gentlemen:

This letter (this “Engagement Letter”) will confirm our agreement with K-V Pharmaceutical Company (the “Company”) with respect to the engagement of Financial West Group, member FINRA/SIPC (“FWG”) as the Company’s placement agent, solely in connection with the placement of the Company’s common stock to Commerce Court Small Cap Value Fund, Ltd. (collectively with its affiliated funds, the “Investor”), as more fully described herein. FWG hereby agrees, on a best efforts basis and subject to the satisfactory completion of our continuing due diligence, to place up to Twenty Million Dollars ($20,000,000) of the Company’s authorized but unissued common stock (the “Common Stock” or “Common Shares”) with the Investor, as more particularly set forth below and subject to the terms and conditions of this Engagement Letter.

The Common Stock will be offered and sold on such terms as the Company and the Investor may agree upon in that certain “Common Stock Purchase Agreement”, dated June 5, 2012, by and between the Company and the Investor a copy of which is attached hereto as Exhibit A and incorporated herein by this reference (the “Purchase Agreement”) and the offering and sale of such Common Stock shall be made in reliance upon the provisions of Section 4(2) of the Securities Act of 1933 (the “Securities Act”) and Regulation D promulgated pursuant to the Securities Act, as amended (“Regulation D”). FWG will use no offering materials other than the Company’s publicly filed reports and such other materials, including the Purchase Agreement and a registration rights agreement, as the Company will have approved prior to their use. The parties hereto agree that the Common Shares will be offered and sold by the Company in compliance with all applicable federal and state securities laws and regulations, including but not limited to Regulation D. The Investor shall certify to the Company in writing in the Purchase Agreement that it is an “accredited investor” as that term is defined by Rule 501(c) of Regulation D. The placement of the Common Stock by FWG to the Investor as contemplated hereby may be referred to herein as the “Offering”.

The term of FWG’s engagement (the “Engagement Period”) as placement agent for the offer and sale of the Common Stock to the Investor will commence on the date of actual receipt by FWG of an executed copy of this Engagement Letter from the Company and,

30 Sunnyside Avenue | Mill Valley | CA 94941 | (415) 383-4700 | Fax (415) 383-4799

KV-A Pharmaceutical Company	Page 2

unless extended pursuant to the further written agreement of the parties, will expire upon the earlier of (i) June 1, 2014, (ii) the date that all the shares of Common Stock under the Purchase Agreement have been issued and sold, (iii) the date that the Investor has purchased an aggregate of $20,000,000 of shares of Common Stock, or that number of shares which is one share less than twenty percent (20.0%) of the total issued and outstanding shares of Common Stock as of the effective date of the Purchase Agreement, whichever occurs first, pursuant to the Purchase Agreement, (iv) the date that the Offering is terminated by the Company or the Investor or (v) at the Company’s election, the date that FWG breaches any representation or covenant in this Engagement Letter. To the extent the Company so requests, FWG will assist with each settlement of the purchase of the Common Stock pursuant to the Offering (each, a “Closing”). There may be multiple Closings of the Offering during the Engagement Period.

Upon the date of each Closing of the purchase of the Common Shares, the Company hereby agrees to pay FWG a placement fee equal to Two Thousand Dollars ($2,000). Such placement fee shall be payable to FWG at the direction of the Company via wire transfer in accordance with the wiring instructions annexed hereto as Exhibit C.

This Engagement Letter is for the confidential use of the Company and FWG only, and may not be disclosed by the Company or by FWG (in whole or in part) for any reason to any person other than their respective Board of Directors, executive management or its attorneys, accountants or financial advisors, and then only on a confidential basis in connection with the proposed Offering, except where disclosure is required by applicable law, stock exchange rule or regulation, or is previously agreed to in writing to by the Company and FWG. The parties hereto acknowledge and agree that, notwithstanding the preceding sentence, (i) the arrangement contemplated hereby will be disclosed by the Company in its SEC filings and this Engagement Letter may be filed with the SEC and (ii) the arrangement contemplated hereby may also be disclosed by the Company in its reports filed pursuant to the Securities Exchange Act of 1934, as amended.

The terms of this Engagement Letter will be governed by and interpreted in accordance with the laws of the State of California, and any disputes arising hereunder shall be exclusively and finally settled by an arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules in San Francisco, California. The arbitration shall be conducted by a single arbitrator mutually agreed upon by the parties. The determination, finding, judgment, and/or award made by the arbitrator shall be made in writing, shall state the basis for such determination, shall be signed by the arbitrator and shall be final and binding on all parties, and there shall be no appeal or reexamination thereof, except for fraud, perjury, evident partiality, or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, its reasonable attorneys’ fees and costs.

During the Engagement Period and for 60 days thereafter, the Company agrees that any reference to FWG in any press release or other written communications issued by the Company to the public relating to the Offering will refer to FWG as “Financial West Group, member FINRA/SIPC”. Additionally, the Company acknowledges that FWG

KV-A Pharmaceutical Company	Page 3

may at its option and expense (and only after the first public disclosure or announcement of the Offering by the Company) place announcements and advertisements or otherwise publicize FWG’s role in facilitating the Offering (which may include the reproduction of the Company’s logo), stating that FWG acted as placement agent in connection with such transaction; provided, however, that FWG shall first submit a copy of any such announcement or advertisement to the Company for its approval, which approval shall not be unreasonably withheld.

The Company hereby agrees that: (1) within three (3) days of each date that the Company provides the Investor with a “Fixed Notice Request” (as defined in the Purchase Agreement) it will provide FWG with a copy of such Fixed Notice Request by facsimile to (415) 383-4799 (Attn: Jason Cohen), and (2) it will comply in all material respects with all applicable federal and state securities laws and regulations with respect to the Offering.

FWG hereby agrees and represents and warrants that: (1) FWG is a broker/dealer registered by FINRA in accordance with all applicable laws and regulations in each jurisdiction in which FWG intends to use its best efforts to place the Offering, and payment of the commission contemplated under this agreement will not jeopardize the Company’s compliance with Regulation D and applicable federal and state securities laws and regulations; (2) FWG will not make any representations to the Investor about the Company other than information included in the Company’s public filings or otherwise conveyed to FWG by the Company in writing for use in connection with the Offering; (3) FWG will not do any advertising or make any general solicitation on behalf of the Company in connection with the Offering; (4) FWG will comply with all applicable federal and state securities laws and regulations with respect to the Offering; (5) FWG is not affiliated with the Investor or the Company; and (6) FWG agrees to keep confidential any nonpublic material information about the Company conveyed to FWG by the Company. In further consideration of FWG’s placement of the Common Shares, the Company and FWG agree to be fully bound by all of the indemnification provisions set forth on Exhibit B, a copy of which is attached hereto and is fully incorporated herein by this reference.

The parties acknowledge and agree that nothing contained herein shall modify or affect the rights or obligations of the Company and the Investor under the Purchase Agreement. This Engagement Letter and all rights and obligations hereunder may not be assigned by either party without the prior written consent of the other party. This Engagement Letter may be executed in counterparts, and any signature that is delivered by facsimile or electronic transmission will be deemed to constitute delivery of a manually executed original.

If the foregoing is acceptable, please sign and return to us a copy of this Engagement Letter, which will represent the entire agreement between the Company and FWG with respect to the matters addressed herein and will supersede all previous oral or written agreements or understandings of any nature whatsoever between the parties. We look forward to working with you.

Sincerely,

Financial West Group		K-V Pharmaceutical Company

By:	/s/ Howard Davis	By	/s/ Thomas S. McHugh
	Howard Davis		Name: Thomas S. McHugh
	Director of Corporate Finance		Title: Chief Financial Officer

Exhibit A to Engagement Letter

Form of Common Stock Purchase Agreement

between K-V Pharmaceutical Company and

Commerce Court Small Cap Value Fund, Ltd.

(copy attached)

Exhibit B to Engagement Letter

Company Indemnification Provisions

K-V Pharmaceutical Company (the “Company”) agrees to indemnify and hold harmless Financial West Group, member FINRA/SIPC (“FWG”), and its directors, officers, and each person, if any, who controls FWG within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20(a) of the Securities Exchange Act of 1934, as amended (collectively, the “Indemnitees” and each individually an “Indemnitee”), to the fullest extent permitted by applicable law, from and against any and all claims, demands, causes of action, obligations, losses, damages, liabilities, costs or expenses arising in law, equity or otherwise, of any nature whatsoever, including without limitation, any and all reasonable legal, accounting and other professional fees and related costs and disbursements and other costs, expenses, or disbursements relating thereto (collectively, the “Liabilities”), directly or indirectly, based upon or arising out of, or in connection with:

(a)	any act or omission of the Company (or any affiliate thereof) in violation of the Engagement Letter between FWG and the Company to which this Exhibit B is an integral part (the “Engagement Letter”) or the transactions contemplated thereby, including, without limitation, any violation of applicable laws or regulations by the Company (or any affiliate thereof); or

(b)	any untrue or alleged untrue statement of a material fact contained in the Registration Statement (as defined in the Purchase Agreement) or the omission or alleged omission to state a material fact necessary to make the statements made therein, in light of the circumstance under which the statements therein were made, not misleading; or

(c)	any untrue or alleged untrue statement of a material fact contained in the Prospectus (as defined in the Purchase Agreement) as the same may be amended or supplemented, or the omission or alleged omission to state a material fact necessary to make the statements made therein, in light of the circumstance under which the statements therein were made, not misleading; or

(d)	any breach by the Company (or any affiliate thereof) of any of the terms of the Engagement Letter between FWG and the Company, or any purchase and sale agreement, registration rights agreement, or other agreement between the Company and Commerce Court Small Cap Value Fund, Ltd. (collectively with its affiliated funds, the “Investor”), or the terms of the securities purchased or issuable pursuant thereto.

The Company may, at its own expense, seek reimbursement of amounts already paid to such Indemnitee once and to the extent the relevant Liabilities are determined in a final judgment by court of competent jurisdiction (not subject to further appeal) to have resulted from any Indemnitee’s gross negligence, bad faith or willful or reckless misconduct. These indemnification provisions are in addition to any liability that the Company may otherwise have to any Indemnitee or the Investor.

The Company further agrees that no Indemnitee will have any liability for any Liabilities (whether direct or indirect, in contract or tort or otherwise) to the Company (or any affiliate thereof), or to any person (including, without limitation, Company shareholders) claiming through the Company (or any affiliate thereof) in connection with the engagement of FWG or for or in connection with the acts or omissions of any such Indemnitee or any other Indemnitee, except to the extent that any such Liabilities are found in final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence, bad faith or willful or reckless misconduct (including a breach of any of the representations, warranties, covenants or agreements of FWG in the Engagement Letter) of the Indemnitee seeking indemnification.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, then the Company, on the one hand, and the claiming Indemnitees on the other hand, will contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (collectively, the “Losses”) to which such Indemnitees may be subject. Said contribution will be made in accordance with all relative benefits received by, and the fault of, the Company on the one hand, and such Indemnitees on the other hand, in connection with the statements, acts or omissions which resulted in such Losses, together with the relevant equitable considerations and will be determined pursuant to the arbitration provisions set forth in the Engagement Letter. No person found liable for fraudulent misrepresentation will be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

If any action, suit, proceeding, or investigation commenced which gives rise to a claim for indemnification and which, in any Indemnitee’s reasonable judgment upon written advice of counsel, gives rise to a conflict of interest between the Company and the Indemnitees, then the Indemnitees will have the right to retain legal counsel of their own choice to represent and advise them, and the Company will pay the reasonable fees, expenses and disbursements of no more than one (1) law firm for all Indemnitees incurred from time to time in the manner set forth above. Such law firm will, to the extent consistent with their professional responsibilities, cooperate with the Company and any counsel designated by the Company. Notwithstanding anything herein to the contrary, the Company will not be liable for any settlement of any claim, action suit or proceeding effected without its prior written consent. Neither the Company nor any affiliate thereof will, without the prior written consent of the Indemnitee seeking indemnification, settle or compromise any actual, potential or threatened claim for which indemnification is sought hereunder, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to the Indemnitees of an unconditional release from all liability in respect of such claim.

Neither termination nor completion of the engagement of FWG pursuant to the Engagement Letter will affect these indemnification provisions, which will survive any such termination or completion and remain operative and in full force and effect. If any term, provision, covenant or restriction contained in the Engagement Letter or this Exhibit B is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Exhibit C to Engagement Letter

FWG Wiring Instructions

(Financial West Group)

Chase Manhattan Bank N.Y.

ABA# 021-000-021

F/A/O – NFS

A/C # 066-196-221

F/B/O – NFS A/C K6W991007